UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      August 11, 2014

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01    Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by this reference.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2014, AdCare Health Systems, Inc. (the “Company”) entered into a Separation Agreement (the “Separation Agreement”) with David Rubenstein, the Company’s Chief Operating Officer. Pursuant to the Separation Agreement, Mr. Rubenstein will cease serving as the Company’s Chief Operating Officer effective December 31, 2014, and the termination of his employment is deemed to be “without cause” (as such term is defined in his employment agreement with the Company).
Additionally, pursuant to the Separation Agreement: (i) Mr. Rubenstein is eligible for the full amount of his annual bonus (with the bonus amount calculated pursuant to the terms of his employment agreement) based on the Company’s performance through September 30, 2014; and (ii) in the event of a “change in control” (as such term is defined in his employment agreement), the severance payments and benefits Mr. Rubenstein is otherwise entitled to receive pursuant to his employment agreement shall be immediately payable in a lump sum. Except for the foregoing, the terms of Mr. Rubenstein’s employment agreement remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2014	ADCARE HEALTH SYSTEMS, INC.

/s/ Ronald W. Fleming
Ronald W. Fleming
Chief Financial Officer